TERMINATION AGREEMENT
                              ---------------------

         This Termination Agreement ("Agreement") is made and entered into this 31st day of August, 2006, by and between Mid-Power Resource Corporation, a Nevada corporation with a business address of 8290 W. Sahara Avenue, Suite 186, Las Vegas, Nevada 89117 ("MPRC"), and Marion Energy, Inc., a Texas corporation with a business address of 119 S. Tennessee, Suite 200, McKinney, Texas 75069 ("MEI"). MPRC and MEI shall each be referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, the Parties entered into that certain Farmout and Exploration Agreement dated effective February 22, 2005, covering the Clear Creek Natural Gas Unit, Carbon and Emery Counties, Utah (the "FOA").

         WHEREAS, the Parties now mutually desire to terminate the FOA as between the Parties, but keep the FOA in place as to third parties that were signatories to the FOA, upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

         1. Each Party hereby surrenders to the other Party all of its right, title and interest in and to the FOA.

         2. Each Party hereby releases the other Party from all claims, obligations and duties pursuant to the FOA.

         3. This Agreement shall be effective as of the 28th day of August, 2006 (the "Termination Date").

         4. This Agreement shall be binding on and inure to the benefit of the Parties hereto, their successors and assigns.

         5. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute on and the same Agreement and with each copy being binding on the Party executing such copy.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

                                            MID-POWER RESOURCE CORPORATION


                                            By: /s/ James W. Scott
                                            Name: James W. Scott
                                            Title: President


                                            MARION ENERGY, INC.


                                            By: /s/ Keri Clarke
                                            Name: Keri Clarke
                                            Title: Vice President - Land